SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                 July 16, 1996
                Date of Report (Date of earliest event reported)




                            The John Nuveen Company
             (Exact Name of Registrant as specified in its Charter)






              Delaware               1-11123              36-3817266
           (State or Other         (Commission           (IRS Employer
           Jurisdiction of         File Number)       Identification No.)
           Incorporation)


            333 West Wacker Drive, Chicago, Illinois         60606
            (Address of Principal Executive Offices)       (Zip Code)



                                  (312) 917-7700
               (Registrant's telephone number, including area code)







         Item 5.   Other Events

                   On July 16, 1996, The John Nuveen Company, a
         Delaware corporation ("John Nuveen"), announced that John Nuveen and Flagship Resources Inc., a Delaware corporation ("Flagship"), had entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, among other things, John Nuveen will acquire Flagship through the merger of Flagship with and into a wholly owned subsidiary of John Nuveen.

                   A copy of the Merger Agreement is filed as Exhibit
         2.1 hereto and is incorporated herein by reference. A copy of John Nuveen's press release dated July 16, 1996 announcing the execution of the Merger Agreement is filed as Exhibit
         99.1 hereto and is incorporated herein by reference.

         Item 7.   Financial Statements, Pro Forma Financial
                   Information and Exhibits

              (c)  Exhibits.

                   The following exhibits are filed with this report:

              2.1 Agreement and Plan of Merger, dated as of July 16, 1996, by and among The John Nuveen Company and
                   Flagship Resources Inc. and the Shareholders parties thereto.

              99.1 Press Release dated July 16, 1996.








                                   SIGNATURE


                        Pursuant to the requirements of the Securities
              Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            THE JOHN NUVEEN COMPANY


              Dated:    July 22, 1996       By /s/ James J. Wesolowski
                                               James J. Wesolowski
                                               Vice President, General
                                                 Counsel and Secretary







                                 EXHIBIT INDEX


          2.1 Agreement and Plan of Merger, dated as of July 16, 1996, by and among The John Nuveen Company and Flagship
              Resources Inc. and the Shareholders parties thereto.

         99.1 Press Release dated July 16, 1996.